                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                               September 6, 2000
                               (August 30, 2000)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                     Texas
                            (State of Incorporation)

         1-9645                                          74-1787536
(Commission File Number)                    (I.R.S. Employer Identification No.)

                              200 East Basse Road
                            San Antonio, Texas 78209
                                 (210) 822-2828
         (Address and telephone number of principal executive offices)

                       Clear Channel Communications, Inc.
                                    Form 8-K

Item 2.(a) Acquisition or Disposition of Assets.

     On August 30, 2000, Clear Channel Communications, Inc., (the "Company" or "Registrant"), a Texas corporation, and AMFM Inc., a Delaware corporation ("AMFM"), consummated a merger (the "Merger") whereby CCU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), was merged with and into AMFM pursuant to the Agreement and Plan of merger (the "Merger Agreement"), dated October 2, 1999. As a result of the Merger, AMFM has become a wholly-owned subsidiary of the Company. The Merger was a tax-free, stock-for-stock transaction.

Pursuant to the terms and conditions set forth in the Merger Agreement, AMFM shareholders received 0.94 shares of Clear Channel Communications, Inc. common stock for each AMFM share. The Company will issue an aggregate of approximately
205.4 million shares of Clear Channel Common Stock in exchange for shares of AMFM common stock.

Item 2.(b)

AMFM is a national radio broadcasting and related media company with operations in radio broadcasting and media representation. AMFM's operations include approximately 415 radio stations and Katz Media, a full-service media representation firm that sells national spot advertising time for its clients in the radio and television industries.

Item 7.(a) Financial Statements of Businesses Acquired.

                           AMFM INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                 (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $    59,277    $    76,900
  Accounts receivable, less allowance for doubtful accounts
     of $21,428 in 1999 and $27,000 in 2000.................      531,818        547,935
  Other current assets......................................       92,324         61,802
                                                              -----------    -----------
          Total current assets..............................      683,419        686,637
Property and equipment, net.................................      471,508        445,171
Intangible assets, net......................................   10,346,005      9,896,518
Investments in non-consolidated affiliates..................    1,103,442      1,058,154
Other assets, net...........................................      261,434        239,028
                                                              -----------    -----------
                                                              $12,865,808    $12,325,508
                                                              ===========    ===========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   293,155    $   277,494
Long-term debt..............................................    5,890,217      5,742,027
Deferred tax liabilities....................................    1,707,023      1,628,643
Other liabilities...........................................       60,154         49,052
                                                              -----------    -----------
          Total liabilities.................................    7,950,549      7,697,216
                                                              -----------    -----------
Commitments and contingencies
Minority interest in consolidated subsidiary................        3,694          3,192
Redeemable senior exchangeable preferred stock of
  subsidiary, par value $.01 per share; 10,000,000 shares
  authorized in 1999; 1,254,616 shares issued and
  outstanding in 1999.......................................      151,982             --
Stockholders' equity:
  Preferred stock, $.01 par value. 2,200,000 shares of 7%
     convertible preferred stock authorized, issued and
     outstanding in 1999....................................      110,000             --
  Common stock, $.01 par value. 750,000,000 shares
     authorized; 210,158,922 shares and 217,600,324 shares
     issued and outstanding in 1999 and 2000,
     respectively...........................................        2,102          2,176
  Paid-in capital...........................................    5,115,785      5,308,725
  Accumulated deficit.......................................     (468,304)      (685,801)
                                                              -----------    -----------
          Total stockholders' equity........................    4,759,583      4,625,100
                                                              -----------    -----------
                                                              $12,865,808    $12,325,508
                                                              ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                  -------------------   ----------------------
                                                  JUNE 30,   JUNE 30,   JUNE 30,     JUNE 30,
                                                    1999       2000       1999         2000
                                                  --------   --------   ---------   ----------
Gross revenues..................................  $490,720   $722,825   $ 884,843   $1,311,709
  Less agency commissions.......................    56,574     84,924     100,432      152,538
                                                  --------   --------   ---------   ----------
          Net revenues..........................   434,146    637,901     784,411    1,159,171
Operating expenses..............................   219,258    318,485     427,768      626,573
Depreciation and amortization...................   145,139    222,994     292,883      435,485
Corporate general and administrative............    12,798     14,010      30,612       29,312
Non-cash compensation...........................        --        957          --       35,835
Merger and non-recurring costs..................        --      7,831      28,979       18,946
                                                  --------   --------   ---------   ----------
  Operating income..............................    56,951     73,624       4,169       13,020
Interest expense, net...........................    87,719    119,032     172,111      242,677
Gain on disposition of assets...................   (12,488)    (8,285)    (12,406)     (31,104)
Gain on disposition of representation
  contracts.....................................    (5,168)      (772)     (8,853)     (16,989)
                                                  --------   --------   ---------   ----------
  Loss before income taxes......................   (13,112)   (36,351)   (146,683)    (181,564)
Income tax expense (benefit)....................     2,777     (9,767)    (27,349)     (20,516)
Credit on exchange of preferred stock of
  subsidiary....................................        --         --          --        3,310
                                                  --------   --------   ---------   ----------
  Loss before equity in net loss of affiliates
     and minority interest and extraordinary
     item.......................................   (15,889)   (26,584)   (119,334)    (157,738)
Equity in net loss of affiliates and minority
  interest......................................       200     22,717         200       47,089
                                                  --------   --------   ---------   ----------
  Loss before extraordinary item................   (16,089)   (49,301)   (119,534)    (204,827)
Extraordinary loss, net of income tax benefit...        --      6,255          --       12,349
                                                  --------   --------   ---------   ----------
          Net loss..............................   (16,089)   (55,556)   (119,534)    (217,176)
Preferred stock dividends.......................     6,418         --      12,835          321
                                                  --------   --------   ---------   ----------
  Net loss attributable to common
     stockholders...............................  $(22,507)  $(55,556)  $(132,369)  $ (217,497)
                                                  ========   ========   =========   ==========
Basic and diluted loss per common share:
  Before extraordinary item.....................  $  (0.16)  $  (0.23)  $   (0.93)  $    (0.95)
  Extraordinary item............................        --      (0.03)         --        (0.06)
                                                  --------   --------   ---------   ----------
          Net loss..............................  $  (0.16)  $  (0.26)  $   (0.93)  $    (1.01)
                                                  ========   ========   =========   ==========
Weighted average common shares outstanding......   143,334    217,111     142,349      216,113
                                                  ========   ========   =========   ==========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                              ---------------------
                                                              JUNE 30,    JUNE 30,
                                                                1999        2000
                                                              ---------   ---------
Net cash provided by operating activities...................  $  71,886   $ 246,942
                                                              ---------   ---------
Cash flows from investing activities:
  Acquisitions, net of cash acquired........................   (364,608)     (5,255)
  Proceeds from sale of assets..............................     44,085     101,076
  Purchases of property and equipment.......................    (17,685)    (23,259)
  Construction of advertising structures....................    (16,687)         --
  Payments made for purchases of representation contracts...    (16,249)    (13,704)
  Payments received from sales of representation
     contracts..............................................     10,914       9,323
  Other.....................................................    (33,158)      6,063
                                                              ---------   ---------
          Net cash provided by (used by) investing
            activities......................................   (393,388)     74,244
                                                              ---------   ---------
Cash flows from financing activities:
  Proceeds of long-term debt................................    427,000     362,500
  Payments on long-term debt................................   (103,000)   (681,912)
  Net proceeds from issuance of equity instruments..........     20,466      25,302
  Dividends on preferred stock..............................    (12,835)     (9,453)
                                                              ---------   ---------
          Net cash provided by (used by) financing
            activities......................................    331,631    (303,563)
                                                              ---------   ---------
Increase in cash and cash equivalents.......................     10,129      17,623
Cash and cash equivalents at beginning of period............     12,256      59,277
                                                              ---------   ---------
Cash and cash equivalents at end of period..................  $  22,385   $  76,900
                                                              =========   =========

     See accompanying notes to condensed consolidated financial statements.

                           AMFM INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

1. BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements include the accounts of AMFM Inc. and its wholly-owned and majority-owned subsidiaries (collectively, the "Company" or "AMFM"). All significant intercompany balances and transactions have been eliminated in consolidation and, in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position, results of operations and cash flows have been recorded. Investments in which the Company owns 20 percent to 50 percent of the voting common stock or otherwise exercises significant influence over operating and financial policies of the investee are accounted for using the equity method. Interim period results are not necessarily indicative of results to be expected for the year.

     These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The year-end consolidated balance sheet data was derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

     Loss per common share is based on the weighted average shares of common stock outstanding during the period. Weighted average shares excluded from the calculation that related to potentially dilutive securities amounted to approximately 23.5 million and 7.8 million for the three months ended June 30, 1999 and 2000, respectively, and 23.2 million and 8.7 million for the six months ended June 30, 1999 and 2000, respectively. Such shares have been excluded as their inclusion would have been antidilutive.

     Certain reclassifications have been made to prior period condensed consolidated financial statements to conform to the current period presentation.

2. CLEAR CHANNEL MERGER

     On October 2, 1999, AMFM and Clear Channel Communications, Inc. ("Clear Channel") entered into a definitive merger agreement. Under the terms of the merger agreement, AMFM stockholders will receive 0.94 shares of Clear Channel common stock, on a fixed exchange basis, for each share of the Company's common stock held on the closing date of the transaction and AMFM will become a wholly-owned subsidiary of Clear Channel. On April 26, 2000 and April 27, 2000, stockholders of both companies approved the merger. On July 20, 2000, the U.S. Department of Justice preliminarily cleared the merger after AMFM and Clear Channel agreed to divest approximately 100 stations in 27 markets and also to dispose of AMFM's approximate 30% equity interest in Lamar Advertising Company ("Lamar"). AMFM and Clear Channel are currently negotiating a consent decree with the U.S. Department of Justice documenting the agreement reached. To date, AMFM and Clear Channel have signed definitive agreements to sell approximately 100 radio stations for aggregate proceeds of approximately $4.2 billion. Of these stations, 58 are owned and operated by AMFM. As the transaction is currently structured, a further seven stations currently owned by AMFM will be put into trust until the eventual sale of these stations can be approved by the various regulatory agencies. Completion of these sales is subject to the completion of the Clear Channel merger, obtaining final regulatory approvals and other closing conditions. It is expected that the merger will be consummated during the third quarter of 2000. The accompanying financial statements do not include any adjustments related to the merger and divestitures.

                           AMFM INC. AND SUBSIDIARIES

3. ACQUISITIONS AND DISPOSITIONS

  (a) Completed Transactions

     On January 14, 2000, the Company sold the capital stock of its Puerto Rico subsidiaries to Spanish Broadcasting System of Puerto Rico, Inc. for $90,860 in cash and recognized a pre-tax gain of approximately $22,800. The Company owned and operated eight radio stations in Puerto Rico.

     On January 31, 2000, the Company sold radio stations KIOK-FM, KALE-AM and KEGX-FM in Richland, Washington and KTCR-AM in Kennewick, Washington to New Northwest Broadcasters II, Inc. for $3,781 in cash.

     On January 31, 2000, the Company acquired radio station KQOD-FM in Stockton, California from Carson Group, Inc. for a purchase price of $5,255 in cash, including direct acquisition costs. The Company had previously been operating KQOD-FM under a local marketing agreement effective September 20, 1999.

     On June 30, 2000, the Company sold radio station KSKY-AM in Dallas in exchange for radio station KPRZ-FM (now known as KMOM-FM) in Colorado Springs plus $7,500 in cash from Bison Media, Inc. and recorded a preliminary pre-tax gain of approximately $8,300.

     The foregoing acquisitions were accounted for as purchases. Accordingly, the accompanying consolidated financial statements include the results of operations of the acquired entities from their respective dates of acquisition.

     A summary of the net assets acquired in the six-month period ended June 30, 2000 follows:

                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,
                                                               2000
                                                            ----------
Property and equipment...................................    $   808
Intangible assets........................................      9,947
                                                             -------
          Total net assets acquired......................     10,755
Less:
  Assets transferred in exchange.........................      5,500
                                                             -------
          Cash paid for acquisitions.....................    $ 5,255
                                                             =======

     The unaudited pro forma condensed consolidated results of operations data for the six months ended June 30, 1999 and 2000, as if the acquisitions and dispositions through June 30, 2000 occurred at January 1, 1999, follow:

                                                          SIX MONTHS ENDED
                                                        ---------------------
                                                        JUNE 30,    JUNE 30,
                                                          1999        2000
                                                        --------   ----------
Net revenues..........................................  $966,174   $1,158,631
Loss before extraordinary item........................  (281,632)    (203,838)
Net loss..............................................  (281,632)    (216,187)
Basic and diluted loss per common share -- before
  extraordinary item..................................     (1.50)       (0.94)
Basic and diluted loss per common share...............     (1.50)       (1.00)

     The pro forma results are not necessarily indicative of the financial results which would have occurred if the transactions had been in effect for the entire periods presented.

                           AMFM INC. AND SUBSIDIARIES

  (b) Pending Transaction

     On August 30, 1999, the Company entered into an agreement with Cox Radio, Inc. ("Cox") to acquire KOST-FM and KFI-AM in Los Angeles plus $3,000 in cash payable by Cox in exchange for 13 of its radio stations including WEDR-FM in Miami, WFOX-FM in Atlanta, WEFX-FM, WNLK-AM, WKHL-FM and WSTC-AM in Stamford/Norwalk, WFYV-FM, WAPE-FM, WBWL-AM, WKQL-FM, WMXQ-FM and WOKV-AM in Jacksonville and WPLR-FM and the local sales rights of a 14th station, WYBC-FM, in New Haven. The Company began programming KOST-FM and KFI-AM in Los Angeles and Cox began programming the 13 Company stations under time brokerage agreements effective October 1, 1999. Although there can be no assurance, the Company expects that the Cox exchange will be consummated during the third quarter of 2000.

4. PREFERRED STOCK CONVERSIONS AND REDEMPTIONS OF DEBT

     On December 8, 1999, the Company gave notice to the holders of its 7% Convertible Preferred Stock of its election to redeem all of the outstanding shares of 7% Convertible Preferred Stock at a per share redemption price of $52.45, plus accrued and unpaid dividends. Each holder had the right to convert each share of the 7% Convertible Preferred Stock held by it into approximately
2.76 shares of the Company's common stock in lieu of being redeemed. On January 19, 2000, preferred holders converted all 2,200,000 shares of 7% Convertible Preferred Stock into 6,078,995 shares of the Company's common stock.

     Effective January 1, 2000, the Company exchanged all of the outstanding shares of its 12% Senior Exchangeable Preferred Stock for $125,462 in aggregate principal amount of its 12% Subordinated Exchange Debentures due 2009. The 12% Subordinated Exchange Debentures due 2009 were revalued at fair market value upon the exchange, and the excess of the carrying value of the preferred stock over the fair value of the subordinated debentures of $3,310 has been reflected in the financial statements as a credit on exchange of preferred stock of subsidiary.

     On February 1, 2000, the Company completed the redemption of all of its outstanding 9 3/8% Senior Subordinated Notes due 2004 for an aggregate repurchase cost of $216,355, which included the principal amount of the notes of $200,000, premiums on the repurchase of the notes of $9,376 and accrued and unpaid interest on the notes from October 1, 1999 through February 14, 2000 of $6,979. An extraordinary charge of $6,094 (net of a tax benefit of $3,282) was recorded in connection with the redemption.

     On June 2, 2000, the Company completed a cash tender offer to acquire its outstanding 10 1/2% Senior Subordinated Notes due 2007. Prior to the initiation of the tender offer, the Company received the irrevocable consent of the holder of the majority of the notes to certain amendments, which eliminated most of the restrictive covenants and certain other provisions of the indenture pursuant to which the notes were issued. Approximately $99,400 in aggregate principal amount of the notes, representing 99.4% of the outstanding notes, was accepted for payment for an aggregate repurchase cost of approximately $112,995, which included the principal amount of the notes of $99,400, premiums on the repurchase of the notes of $9,592, accrued and unpaid interest on the notes from January 16, 2000 through June 1, 2000 of $3,972 and other transaction costs of $31. An extraordinary change of $6,255 (net of a tax benefit of $3,368) was recorded in connection with the redemption. On June 29, 2000, the Company purchased an additional $100 principal amount of the 10 1/2% Senior Subordinated Notes due 2007 for an aggregate purchase price of approximately $114.

5. CONTINGENCIES

     On July 24, 1998, in connection with Capstar Broadcasting Corporation's then pending acquisition of Triathlon Broadcasting Company, Capstar Broadcasting was notified of an action filed on behalf of all holders of depositary shares of Triathlon against Triathlon, Triathlon's directors, and Capstar Broadcasting. The action was filed in the Court of Chancery of the State of Delaware (Civil Action No. 16560) in and for New Castle

                           AMFM INC. AND SUBSIDIARIES

County, Delaware by Herbert Behrens. The complaint alleges that Triathlon and its directors breached their fiduciary duties to the class of depositary stockholders. Capstar Broadcasting is accused of knowingly aiding and abetting the breaches of fiduciary duties allegedly committed by the other defendants. The complaint sought to have the action certified as a class action and sought to enjoin the Triathlon acquisition, or in the alternative, sought monetary damages in an unspecified amount. On April 30, 1999, the acquisition of Triathlon closed. On May 26, 2000, the parties signed a Stipulation Settlement that provided for a proposed settlement of the lawsuit. That proposed settlement is subject to court approval. The amount of the settlement will equal $0.11 in additional consideration for each depositary share owned by any class member at the effective time of the Triathlon acquisition. At the time of the acquisition, there were approximately 5.8 million depositary shares outstanding. Capstar Broadcasting also agreed not to oppose plaintiff's counsel's application for attorney fees and expenses in the aggregate amount of $150. On July 11, 2000, the court preliminarily approved the proposed settlement. The court has set a fairness hearing for the proposed settlement for August 29, 2000. On November 19, 1999, Capstar Broadcasting merged into Chancellor Mezzanine Holdings Corporation and the surviving corporation was renamed AMFM Holdings Inc.

     In September 1998, a stockholder class action complaint was filed in the Delaware Court of Chancery by a stockholder purporting to act individually and on behalf of all other persons, other than defendants, who own securities of the Company and are similarly situated. The defendants named in the case are the Company, Hicks Muse, Thomas O. Hicks, Jeffrey A. Marcus, James E. de Castro, Eric C. Neuman, Lawrence D. Stuart, Jr., Steven Dinetz, Thomas J. Hodson, Perry Lewis, John H. Massey and Vernon E. Jordan, Jr. The plaintiff alleges breach of fiduciary duties, gross mismanagement, gross negligence or recklessness, and other matters relating to the defendants' actions in connection with the Capstar merger. The plaintiff sought to certify the complaint as a class action, enjoin consummation of the Capstar merger, order defendants to account to plaintiff and other alleged class members for damages, and award attorneys' fees and other costs. The Company believes that the lawsuit is without merit and intends to vigorously defend the action.

     On April 11, 2000, an action was commenced in New York Supreme Court, New York County, by Interep National Radio Sales, Inc. seeking $47,118 in damages, plus interest, from Clear Channel Communications, Inc. and $19,691 in damages, plus interest, from Katz Communications, Inc., a co-defendant and an indirect wholly-owned subsidiary of the Company. The complaint alleges, among other things, that Clear Channel wrongfully terminated a February 3, 1996 agreement between Clear Channel and Interep under which Interep agreed to act as Clear Channel's exclusive advertising representative by procuring advertising time on Clear Channel's radio stations and also under which Interep, Clear Channel and Katz executed certain "triparty agreements" in which Interep agreed to buy out the existing representation agreement of Clear Channel's then current representative, Katz, for $23,000. The complaint also alleges that Interep's representation agreement, by its terms, could not be terminated by Clear Channel until February 1, 2005 and that Clear Channel's November 30, 1999 termination of Interep constituted a breach of the representation agreement. The complaint alleges further that Clear Channel and Katz continue to demand that Interep make all buy out payments to Katz as set forth in the various triparty agreements. $5,188 of the requested damages correspond to buyouts in excess of the pro rata amount attributable to the time Interep had the right to represent the bought out stations and $280 of the requested damages correspond to a refund of a portion of a "signing bonus" paid by Interep to Clear Channel upon the execution of Interep's representation agreement. The complaint does not specify the basis for the remaining damages sought by Interep. Although this matter is in the early stages of litigation, Katz has pending before the Court a motion to dismiss entirely all the claims asserted by Interep against it.

     On July 13, 2000, a lawsuit was filed in the Supreme Court of the State of New York, County of Westchester by plaintiff Charles E. Armstrong against AMFM Inc. and AMFM Interactive, Inc. The complaint alleges that AMFM Inc. and AMFM Interactive, Inc. breached an alleged employment agreement and also an alleged agreement to issue stock options to the plaintiff. The plaintiff seeks a declaration regarding his rights and obligations under the alleged employment agreement and compensatory and punitive damages

                           AMFM INC. AND SUBSIDIARIES
in excess of $50,000. AMFM Inc. and AMFM Interactive, Inc. deny the existence of any employment agreement, and also deny that they have breached any agreement to issue stock options to Mr. Armstrong. AMFM Inc. and AMFM Interactive, Inc. are vigorously defending the action.

     The Company is also involved in various other claims and lawsuits which are generally incidental to its business. The Company is also vigorously contesting all of these matters and believes that the ultimate resolution of these matters and those mentioned above will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

6. NON-CASH COMPENSATION

     The Company recorded non-cash compensation of $35,835 during the six months ended June 30, 2000 primarily related to amendments made to the stock option agreements of certain operating personnel terminated upon implementation of the Company's market strategy.

7. MERGER AND NON-RECURRING COSTS

     Merger and non-recurring costs consist of the following:

                                                 THREE MONTHS ENDED     SIX MONTHS ENDED
                                                 -------------------   -------------------
                                                 JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                   1999       2000       1999       2000
                                                 --------   --------   --------   --------
Severance(a)..................................   $    --     $  914    $12,196    $ 9,313
Merger and other(b)...........................        --      6,917     16,783      9,633
                                                 -------     ------    -------    -------
                                                 $    --     $7,831    $28,979    $18,946
                                                 =======     ======    =======    =======

---------------

(a) 1999
     ----
    On March 15, 1999, the Company announced an executive realignment and recorded a charge of $12,196 for executive severance and other costs.

    2000
     ----
    On February 16, 2000, the Company announced the retirement of James E. de Castro as Vice-Chairman of AMFM Inc., President and Chief Executive Officer of AMFM Radio Group and Chairman and Chief Executive Officer of AMFM Interactive, Inc., effective February 18, 2000. In connection with Mr. de Castro's retirement, the Company recorded a charge of $5,340 for severance costs.

    In 1999, the Company announced its market strategy, whereby each cluster of stations in a market will be managed as a single business unit. In connection with this strategy, certain personnel, consisting primarily of operating personnel, have been terminated and other personnel-related costs have been incurred to align formats within a market to target certain demographics. During the three months and six months ended June 30, 2000, the Company incurred costs of $914 and $3,973, respectively, of which $603 and $3,240 related to personnel costs. At June 30, 2000, $7,294 of the total costs incurred to date were accrued and are expected to be paid during the remainder of 2000.

(b) 1999
     ----
    Effective March 15, 1999, the Company and LIN Television Corporation ("LIN") agreed to terminate the LIN merger agreement. The Company subsequently assigned to LIN its contract to acquire Petry Media Corporation ("Petry"). The Company recorded a charge of $16,783 to write off transaction costs incurred in connection with the LIN merger agreement and Petry transaction.

    2000
     ----
    During the three months and six months ended June 30, 2000, the Company incurred costs of $5,141 and $6,804, respectively, related to the Clear Channel merger, developmental costs of $1,044 and $2,097, respectively, related to the Galaxy(TM) system, AMFM's proprietary traffic system, and other non-recurring charges of $732.

                           AMFM INC. AND SUBSIDIARIES

8. SEGMENT DATA

     During the six months ended June 30, 1999, the Company conducted business in three distinct operating segments consisting of radio broadcasting, new media and outdoor advertising. Following the sale of the Company's outdoor advertising business to Lamar on September 15, 1999, the Company operates in only the radio broadcasting and new media segments. Separate financial data for each of the Company's operating segments is provided below. The Company evaluates the performance of its segments based on the following:

                                           THREE MONTHS ENDED      SIX MONTHS ENDED
                                           -------------------   ---------------------
                                           JUNE 30,   JUNE 30,   JUNE 30,    JUNE 30,
                                             1999       2000       1999        2000
                                           --------   --------   --------   ----------
AMFM Radio Group -- radio broadcasting:
  Net revenues...........................  $334,406   $589,105   $596,185   $1,069,811
  Operating expenses.....................   162,861    290,865    316,982      570,527
  Depreciation and amortization..........   101,419    202,837    206,101      395,164
  Merger and non-recurring costs.........        --        794         --        9,181
  Operating income.......................    66,031     92,167     65,733       89,425
AMFM New Media Group -- media
  representation:
  Net revenues...........................    48,841     59,976     88,536      109,760
  Operating expenses.....................    32,503     38,800     63,251       76,446
  Depreciation and amortization..........     7,685     14,025     15,468       28,157
  Merger and non-recurring costs.........        --      1,044         --        2,097
  Operating income (loss)................     7,135      3,395      6,791       (2,480)
Chancellor Outdoor Group -- outdoor
  advertising:
  Net revenues...........................    57,288         --    110,889           --
  Operating expenses.....................    30,283         --     58,734           --
  Depreciation and amortization..........    32,131         --     63,527           --
  Merger and non-recurring costs.........        --         --         --           --
  Operating loss.........................    (8,185)        --    (17,256)          --

     The segment financial data includes intersegment revenues and expenses which must be excluded to reconcile to the Company's consolidated financial statements. In addition, certain depreciation and amortization expenses, corporate general and administrative expenses, non-cash compensation and merger and non-recurring costs were not allocated to operating segments and must be included to reconcile to the Company's consolidated financial statements. Reconciling financial data is provided below:

                                                 THREE MONTHS ENDED     SIX MONTHS ENDED
                                                 -------------------   -------------------
                                                 JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,
                                                   1999       2000       1999       2000
                                                 --------   --------   --------   --------
Intersegment net revenues......................   $6,389    $11,180    $11,199    $20,400
Intersegment operating expenses................    6,389     11,180     11,199     20,400
Unallocated depreciation and amortization......    3,904      6,132      7,787     12,164
Unallocated corporate general and
  administrative expenses......................    4,126      8,856     14,333     18,258
Unallocated non-cash compensation..............       --        957         --     35,835
Unallocated merger and non-recurring costs.....       --      5,993     28,979      7,668

                           AMFM INC. AND SUBSIDIARIES

9. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management does not anticipate that this statement will have a material impact on the Company's consolidated financial statements.

     In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB No. 25, Accounting for Stock Issued to Employees. The provisions of this Interpretation became effective July 1, 2000. Due to the terms of certain options previously granted, the Company will record a non-cash charge upon consummation of the Clear Channel merger regardless of the new Interpretation. The size of such charge is not presently determinable since it will be based on, among other things, the fair value of AMFM's common stock on the day of the merger. On July 5, 2000, the Company amended its stock option plans to provide that all unvested options will accelerate and vest for employees terminated as a result of the pending AMFM/Clear Channel merger. Further, those employees will have the remainder of the term of the option to exercise. As a result of the Interpretation, the amendments have no accounting impact until an event of termination occurs.

Item 7.(b) Pro Forma Financial Information.


                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed consolidated financial statements give effect to the Merger. For accounting purposes, Clear Channel has accounted for the Merger as a purchase of AMFM; accordingly, the net assets of AMFM have been adjusted to their estimated fair values based upon a preliminary purchase price allocation.

     The unaudited pro forma combined condensed consolidated balance sheet at June 30, 2000 gives effect to the Merger as if it occurred on June 30, 2000. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 1999 and six months ended June 30, 2000 gives effect to the Merger as if it had occurred on January 1, 1999.

     The unaudited pro forma combined condensed consolidated balance sheet was prepared based upon the historical balance sheet of Clear Channel adjusted to reflect the merger with SFX Entertainment, Inc. as if such merger had occurred on June 30, 2000 and the historical balance sheet of AMFM, adjusted for certain transactions, as if such transactions had occurred on June 30, 2000. The unaudited pro forma combined condensed consolidated statements of operations for year ended December 31, 1999 and for the six months ended June 30, 2000 were prepared based upon the historical statements of operations of Clear Channel, adjusted to reflect the mergers with Jacor Communications, Inc. and SFX Entertainment, Inc. as if such mergers had occurred on January 1, 1999 ("Clear Channel Pro Forma"), and the historical statements of operations of AMFM, adjusted to reflect the disposition of AMFM's outdoor advertising business to Lamar Advertising Company, the merger with Capstar Broadcasting Corporation, the acquisition of KKFR-FM and KFYI-AM from The Broadcast Group, Inc., the disposition of WMVP-AM to ABC, Inc., the change in the accounting for AMFM's approximate 30% ownership (11% voting) in Lamar from the equity method to the cost method due to the discontinuance of any and all control over the operations of Lamar per the consent decree entered into by AMFM and Clear Channel and certain financing transactions as if such transactions had occurred on January 1, 1999 ("AMFM Pro Forma"). Additionally, both the Clear Channel pro forma financial statements and the AMFM pro forma financial statements have been adjusted for the divestitures of 108 radio stations in markets where the combined AMFM and Clear Channel radio stations exceed the number necessary to obtain regulatory approvals for the Merger. Certain amounts in the AMFM pro forma financial statements have been reclassified to conform to Clear Channel's presentation.

     The unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical financial statements of AMFM and Clear Channel.

     The unaudited pro forma combined condensed consolidated financial statements are not necessarily indicative of the actual results of operations or financial position that would have occurred had the Merger and the above described acquisitions, dispositions, financing and merger transactions of Clear Channel and AMFM occurred on the dates indicated nor are they necessarily indicative of future operating results or financial position.

                             CLEAR CHANNEL AND AMFM

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                                AT JUNE 30, 2000

                                     ASSETS

                                                                                                                    CLEAR CHANNEL
                                                                                                     PRO FORMA        AND AMFM
                                 CLEAR CHANNEL    CLEAR CHANNEL       AMFM            AMFM             MERGER         PRO FORMA
                                   PRO FORMA     DIVESTITURES(A)    PRO FORMA    DIVESTITURES(B)   ADJUSTMENTS(C)      MERGER
                                 -------------   ---------------   -----------   ---------------   --------------   -------------
Current Assets:
  Cash and cash equivalents.....  $   223,279       $      --      $    76,900     $        --      $        --      $   300,179
  Accounts receivable, net......    1,031,085              --          547,935              --               --        1,579,020
  Other current assets..........      288,073              --           61,802         175,067               --          524,942
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Current Assets....    1,542,437              --          686,637         175,067               --        2,404,141
Property, plant & equipment,
  net...........................    3,446,636         (19,866)         445,171         (63,377)              --        3,808,564
Intangible assets, net:.........   16,093,410        (365,684)       9,896,518      (1,416,310)      15,558,870       39,766,804
Other assets:
  Restricted cash...............           --              --               --              --               --               --
  Notes receivable..............      143,130              --               --              --               --          143,130
  Equity investments in and
    advances to, nonconsolidated
    affiliates..................      460,518              --           11,978              --               --          472,496
  Other assets..................      385,103              --          239,028              --          (59,857)         564,274
  Other investments.............      797,463              --        1,046,176              --           89,727        1,933,366
                                  -----------       ---------      -----------     -----------      -----------      -----------
        TOTAL ASSETS............  $22,868,697       $(385,550)     $12,325,508     $(1,304,620)     $15,588,740      $49,092,775
                                  ===========       =========      ===========     ===========      ===========      ===========

                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable, accrued
    expenses and other current
    liabilities.................  $ 1,262,404       $      --      $   277,494     $        --      $        --      $ 1,539,898
  Current portion of long-term
    debt........................       44,901              --               --              --               --           44,901
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Current
          Liabilities...........    1,307,305              --          277,494              --               --        1,584,799
Long-term debt..................    6,336,850        (826,403)       5,742,027      (1,886,993)         493,428        9,853,909
Liquid Yield Options Notes......      493,879              --               --              --               --          493,879
Deferred income taxes...........    1,369,874         (21,364)       1,599,901        (214,158)       3,590,508        6,324,761
Other long-term liabilities.....      158,877              --           49,052              --               --          207,929
Minority interest...............       25,805              --            3,192              --               --           28,997
Temporary equity................       15,126              --               --              --               --           15,126
Shareholders' Equity:
  Common stock..................       37,797              --            2,176              --           18,139           58,112
  Additional paid-in capital....   12,321,134              --        5,390,844              --       11,544,018       29,255,996
  Common stock warrants.........      250,583              --               --              --               --          250,583
  Retained earnings (accumulated
    deficit)....................      287,966         462,217         (739,178)        796,531          (57,353)         750,183
  Other comprehensive income....      262,131              --               --              --               --          262,131
  Other.........................        2,304              --               --              --               --            2,304
  Cost of shares held in
    treasury....................         (934)             --               --              --               --             (934)
                                  -----------       ---------      -----------     -----------      -----------      -----------
        Total Shareholders'
          Equity................   13,160,981         462,217        4,653,842         796,531       11,504,804       30,578,375
                                  -----------       ---------      -----------     -----------      -----------      -----------
        TOTAL LIABILITIES AND
          SHAREHOLDERS'
          EQUITY................  $22,868,697       $(385,550)     $12,325,508     $(1,304,620)     $15,588,740      $49,092,775
                                  ===========       =========      ===========     ===========      ===========      ===========

                             CLEAR CHANNEL AND AMFM

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999

                                                                                                                  CLEAR CHANNEL
                                    1999                                                           PRO FORMA        AND AMFM
                                CLEAR CHANNEL    CLEAR CHANNEL       AMFM           AMFM             MERGER         PRO FORMA
                                  PRO FORMA     DIVESTITURES(D)   PRO FORMA    DIVESTITURES(E)   ADJUSTMENTS(F)      MERGER
                                -------------   ---------------   ----------   ---------------   --------------   -------------
Net revenue...................   $4,625,822        $ (95,967)     $2,136,449      $(269,411)       $ (19,547)      $6,377,346
Operating expenses............    3,312,269          (48,315)     1,166,792        (148,153)         (13,156)       4,269,437
Depreciation and
  amortization................    1,039,747           (8,140)       839,493        (115,134)         262,982        2,018,948
Noncash compensation
  expense.....................        7,250               --         26,727              --               --           33,977
Merger and nonrecurring
  costs.......................           --               --         83,453              --           (5,475)          77,978
Corporate expenses............       96,043               --         64,750              --               --          160,793
                                 ----------        ---------      ----------      ---------        ---------       ----------
Operating income (loss).......      170,513          (39,512)       (44,766)         (6,124)        (263,898)        (183,787)
Interest expense..............      328,140          (45,569)       503,887        (146,242)         (11,053)         629,163
Gain on disposition of
  assets......................        2,494               --         12,289              --               --           14,783
Gain on disposition of
  representation contracts....           --               --         18,173              --               --           18,173
Other income (expense)........       26,623               --          1,250              --               --           27,873
                                 ----------        ---------      ----------      ---------        ---------       ----------
Income (loss) before income
  taxes, equity in earnings
  (loss) of nonconsolidated
  affiliates and extraordinary
  item........................     (128,510)           6,057       (516,941)        140,118         (252,845)        (752,121)
Income tax (expense)
  benefit.....................      (89,256)           1,190        132,840         (17,840)          74,748          101,682
                                 ----------        ---------      ----------      ---------        ---------       ----------
Income before equity in
  earnings (loss) of
  nonconsolidated affiliates
  and extraordinary
  item........................     (217,766)           7,247       (384,101)        122,278         (178,097)        (650,439)
Equity in earnings (loss) of
  nonconsolidated
  affiliates..................       20,980               --         (7,087)             --               --           13,893
                                 ----------        ---------      ----------      ---------        ---------       ----------
Net income (loss) before
  extraordinary item..........   $ (196,786)       $   7,247      $(391,188)      $ 122,278        $(178,097)      $ (636,546)
                                 ==========        =========      ==========      =========        =========       ==========
Net income (loss) before
  extraordinary item per common
  share:
  Basic.......................   $    (0.52)                                                                       $    (1.09)
                                 ==========                                                                        ==========
  Diluted.....................   $    (0.52)                                                                       $    (1.09)
                                 ==========                                                                        ==========

                             CLEAR CHANNEL AND AMFM

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                         SIX MONTHS ENDED JUNE 30, 2000

                                                                                                                  CLEAR CHANNEL
                                    2000                                                           PRO FORMA        AND AMFM
                                CLEAR CHANNEL    CLEAR CHANNEL       AMFM           AMFM             MERGER         PRO FORMA
                                  PRO FORMA     DIVESTITURES(D)   PRO FORMA    DIVESTITURES(E)   ADJUSTMENTS(F)      MERGER
                                -------------   ---------------   ----------   ---------------   --------------   -------------
Net revenue...................    2,775,339         (48,640)      $1,159,171      $(139,275)        (181,919)      $3,564,676
Operating expenses............    2,027,320         (23,305)        626,573         (75,239)        (179,281)       2,376,068
Depreciation and
  amortization................      579,081          (6,669)        435,485         (55,771)         135,472        1,087,597
Noncash compensation
  expense.....................           --              --          35,835              --               --           35,835
Merger and nonrecurring
  costs.......................       95,566              --          18,946              --               --          114,512
Corporate expenses............       66,115              --          29,312              --               --           95,427
                                 ----------        --------       ----------      ---------        ---------       ----------
Operating income (loss).......        7,258         (18,666)         13,020          (8,265)        (138,110)        (144,763)
Interest expense..............      196,035         (18,831)        242,718         (73,121)         (10,599)         336,202
Gain on disposition of
  assets......................           --              --          31,104              --               --           31,104
Gain on disposition of
  representation contracts....           --              --          16,989              --               --           16,989
Other income (expense)........        5,597              --           1,128              --               --            6,725
                                 ----------        --------       ----------      ---------        ---------       ----------
Income (loss) before income
  taxes, equity in earnings
  (loss) of nonconsolidated
  affiliates and extraordinary
  item........................     (183,180)            165        (180,477)         64,856         (127,511)        (426,147)
Income tax (expense)
  benefit.....................      (64,135)           (550)         20,136          (8,731)          37,193          (16,087)
                                 ----------        --------       ----------      ---------        ---------       ----------
Income before equity in
  earnings (loss) of
  nonconsolidated affiliates
  and extraordinary
  item........................     (247,315)           (385)       (160,341)         56,125          (90,318)        (442,234)
Equity in earnings (loss) of
  nonconsolidated
  affiliates..................       10,577              --          (6,382)             --               --            4,175
                                 ----------        --------       ----------      ---------        ---------       ----------
Net income (loss) before
  extraordinary item..........   $ (236,758)       $   (385)      $(166,723)      $  56,125        $ (90,318)      $ (438,059)
                                 ==========        ========       ==========      =========        =========       ==========
Net income (loss) before
  extraordinary item per common
  share:
  Basic.......................   $    (0.63)                                                                       $    (0.75)
                                 ==========                                                                        ==========
  Diluted.....................   $    (0.63)                                                                       $    (0.75)
                                 ==========                                                                        ==========

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

     Clear Channel and AMFM unaudited pro forma combined condensed consolidated financial statements reflect the Merger, accounted for as a purchase, as follows:

AMFM common shares outstanding..............................   216,113,446
                                                              ------------
Share conversion number.....................................          0.94
                                                              ------------
Clear Channel's common stock to be issued in the merger.....   203,146,639
Estimated value per share (based on the average price
  between September 29, 1999 and October 6, 1999)...........  $    77.3229
                                                              ------------
                                                              $ 15,707,887
Estimated value of common stock options and other equity....     1,247,289
Estimated transaction costs.................................       250,000
                                                              ------------
          Total estimated purchase price....................  $ 17,205,176
                                                              ============

     For purposes of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $17,205,176
Plus -- deferred tax liability..............................    3,590,508
Plus -- estimated fair value of long-term debt in excess of
  carrying value, net of deferred loan fees.................      303,285
Less -- estimated fair value adjustment to cost
  investment................................................       89,727
Less -- AMFM net assets at June 30, 2000....................    5,450,373
Plus -- elimination of AMFM's existing net licenses and
  goodwill..................................................    8,480,208
                                                              -----------
Estimated purchase price allocated to licenses and
  goodwill..................................................  $24,039,077
                                                              ===========

     The estimated purchase price allocated to licenses and goodwill of $24,039,077 will be amortized over a 25 year period using the straight-line method, which will result in annual licenses and goodwill amortization of $961,563.

     Clear Channel is required to refinance certain outstanding AMFM long-term debt.

     The unaudited pro forma combined condensed consolidated balance sheet is based on the assumption that AMFM's debt holders will not tender their debt securities based on a change of control of AMFM, although Clear Channel must offer to tender all of AMFM's senior notes and notes at prices ranging from 100% to 101% of the principal amount of the notes. It is expected that the debt holders will not accept Clear Channel's tender offer, as the fair value of this debt is greater than the required offer at the time of the offer.

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (A) Clear Channel Divestitures

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(1)  Decrease in property, plant and equipment, net of
     accumulated depreciation....................................  $ (19,866)
(2)  Decrease in intangible assets, net..........................   (365,684)
(3)  Decrease in long-term debt resulting from the use of net
     proceeds....................................................   (826,403)
(4)  Decrease in deferred income taxes...........................    (21,364)
(5)  Increase in retained earnings resulting from the gain on the sale of stations, net of tax at Clear Channel's assumed tax
     rate of 40%.................................................    462,217

     (B) AMFM Divestitures

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   -----------
(6)  Increase in other current assets due to a reclassification
     of net assets transferred to trust..........................  $   175,067
(7)  Decrease in property, plant and equipment, net of
     accumulated depreciation....................................      (63,377)
(8)  Decrease in intangible assets, net..........................   (1,416,310)
(9)  Decrease in long-term debt resulting from the use of net
     proceeds....................................................   (1,886,993)
(10) Decrease in deferred income taxes...........................     (214,158)
(11) Increase in retained earnings resulting from the gain on the sale of stations, net of tax at AMFM's assumed tax rate of
     39%.........................................................      796,531

     (C) The pro forma merger adjustments at June 30, 2000 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   -----------
(12) Increase in intangible assets, net equal to the excess
     purchase price of the merger and the elimination of AMFM's existing accumulated amortization on goodwill...............  $15,558,870
(13) Decrease in other assets resulting from the limitation
     of AMFM deferred loan fees..................................      (59,857)
(14) Increase in other investments due to the mark-up to fair
     value of AMFM's investments.................................       89,727
(15) Increase in long-term debt resulting from mark-up to fair
     value and estimated merger expenses.........................      493,428
(16) Increase in deferred income tax due to fair value write-up
     of FCC licenses.............................................    3,590,508
(17) Increase in common stock to account for Clear Channel common
     stock given in the merger at $0.10 par value................       18,139
(18) Increase in additional paid-in capital to account for Clear
     Channel common stock given in the merger at $77.3229 per
     share less $0.10 par value ($15,687,573) plus the value of
     AMFM stock options included in the merger ($1,247,289) less
     AMFM's pro forma additional paid-in capital balance
     ($5,390,844)................................................   11,544,018
(19) Decrease in retained earnings to eliminate AMFM's existing
     pro forma retained earnings balance.........................      (57,353)

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The pro forma adjustments for the year ended December 31, 1999 and for the six months ended June 30, 2000 relating to the sale of radio stations Clear Channel and AMFM divested, are as follows:

     (D) Clear Channel Divestitures

                                                                INCREASE (DECREASE)
                                                                     TO INCOME
                                                               ---------------------
                                                               12/31/99     6/30/00
                                                               ---------   ---------
(20)  Decrease in revenue....................................  $ (95,967)  $ (48,640)
(21)  Decrease in operating expenses.........................     48,315      23,305
(22)  Decrease in depreciation and amortization, of which
      $3,083 and $1,541 for 12/31/99 and 6/30/00,
      respectively results in a permanent difference and will
      not be deducted for federal income tax purposes........      8,140       6,669
(23)  Decrease in interest expense associated with the
      reduction of long-term debt resulting from the use of
      net proceeds...........................................     45,569      18,831
(24)  Change in income tax expense associated with the tax
      effect of adjustments (20) through (23) at Clear
      Channel's assumed tax rate of 40%......................      1,190        (550)

     (E) AMFM Divestitures

                                                               INCREASE (DECREASE)
                                                                    TO INCOME
                                                              ---------------------
                                                              12/31/99     6/30/00
                                                              ---------   ---------
(25)  Decrease in revenue...................................  $(269,411)  $(139,275)
(26)  Decrease in operating expenses........................    148,153      75,239
(27)  Decrease in depreciation and amortization, of which
      $94,376 and $42,468 for 12/31/99 and 6/30/00,
      respectively, results in a permanent difference and
      will not be deducted for federal income tax
      purposes..............................................    115,134      55,771
(28)  Decrease in interest expense associated with the
      reduction of long-term debt resulting from the use of
      net proceeds..........................................    146,242      73,121
(29)  Increase in income tax expense associated with the tax effect of adjustments (25) through (28) at AMFM's
      assumed tax rate of 39%...............................    (17,840)     (8,731)

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (F) The pro forma merger adjustments for the year ended December 31, 1999 and for the six months ended June 30, 2000 are as follows:

                                                                                          INCREASE (DECREASE)
                                                                                               TO INCOME
                                                                                          ---------------------
                                                                                          12/31/99     6/30/00
                                                                                          ---------   ---------
(30)  Decrease in revenue due to the elimination of services AMFM provided to
      Clear Channel and services Clear Channel provided to AMFM.........................  $ (19,547)  $(181,919)
(31)  Decrease in operating expense due to the elimination of services AMFM provided to Clear Channel and services Clear Channel provided to AMFM of
      $19,547 and $181,919 for 12/31/99 and 6/30/00, respectively, partially offset by the increase in operating expense resulting from change in classification for start-up and development costs of ($6,391 and $2,638 for 12/31/99 and 6/30/00 respectively) from treatment as depreciation expense and as merger and non-recurring costs (AMFM's policy) to treatment
      as operating expense (Clear Channel's policy).....................................     13,156     179,281
(32)  Increase in amortization expense resulting from the additional licenses and goodwill created by the merger and a change in the life of licenses and goodwill amortization from 15 years (AMFM's policy) to 25 years (Clear
      Channel's policy). $65,975 and $34,528 for 12/31/99 and 6/30/00 respectively results in a permanent difference and will not be deductible for federal income tax purposes. This is partially offset by the decrease in amortization expense resulting from the change of classification of start-up and development costs of ($916 and $2,638 for 12/31/99 and
      6/30/00 respectively) from treatment as depreciation expense (AMFM's
      policy) to treatment as operating expense (Clear Channel's policy)................   (262,982)   (135,472)
(33)  Decrease in merger and non-recurring costs resulting from the change in classification for start-up and development costs from treatment as merger and non-recurring costs (AMFM's policy) to treatment as operating expense
      (Clear Channel's policy)..........................................................      5,475          --
(34)  Change in interest expense associated with the increased long-term debt
      resulting from the estimated merger expenses of $250,000..........................     11,053      10,599
(35)  Decrease in income tax expense associated with the tax effect of the
      adjustments in note (32) and (34) at Clear Channel's assumed tax rate of 40%......     74,748      37,193

                             CLEAR CHANNEL AND AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pro forma basic and diluted share information is as follows:

                                                                (IN THOUSANDS)
                                                              -------------------
                                                              12/31/99    6/30/00
                                                              --------    -------
Basic:
  Clear Channel pro forma weighted-average shares
     outstanding............................................  379,251     377,872
  AMFM pro forma weighted-average shares outstanding........  215,223     216,748
  Decrease weighted-average common stock outstanding to
     account for Clear Channel's common stock given in the
     merger at the share conversion number of 0.94..........  (11,959)    (13,601)
                                                              -------     -------
  Clear Channel and AMFM Pro Forma merger weighted-average
     shares outstanding.....................................  582,515     581,019
                                                              =======     =======
Diluted:
  Clear Channel pro forma weighted-average shares
     outstanding............................................  399,153     384,788
  AMFM pro forma weighted-average shares outstanding........  222,433     224,816
  Decrease weighted-average common stock outstanding to
     account for Clear Channel's common stock given in the
     merger and to account for the dilution effect AMFM's
     common stock warrants, employee stock options and
     other dilutive shares have on the Company at the share
     conversion number of 0.94..............................  (13,262)    (13,359)
                                                              -------     -------
  Clear Channel and AMFM Pro Forma merger weighted-average
     shares outstanding.....................................  608,324     596,245
                                                              =======     =======

                                  CLEAR CHANNEL

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                                AT JUNE 30, 2000

                                     ASSETS

                                                    CLEAR CHANNEL      SFX         PRO FORMA      CLEAR CHANNEL
                                                     HISTORICAL     HISTORICAL   ADJUSTMENTS(A)     PRO FORMA
                                                    -------------   ----------   --------------   -------------
Current Assets:
  Cash and cash equivalents.......................   $    56,893    $  236,386     $  (70,000)     $   223,279
  Accounts receivable, net........................       844,366       186,719             --        1,031,085
  Other current assets............................       143,313       144,760             --          288,073
                                                     -----------    ----------     ----------      -----------
          Total Current Assets....................     1,044,572       567,865        (70,000)       1,542,437

Property, plant & equipment, net..................     2,736,889       709,747             --        3,446,636

Intangible assets, net............................    12,077,337     1,589,865      2,426,208       16,093,410
Other assets:
  Restricted cash.................................            --            --             --               --
  Notes receivable................................       129,675        13,455             --          143,130
  Equity investments in, and advances to,
     nonconsolidated affiliates...................       386,918        95,070        (21,470)         460,518
  Other assets....................................       339,269        92,437        (46,603)         385,103
  Other investments...............................       933,400            --       (135,937)         797,463
                                                     -----------    ----------     ----------      -----------
          TOTAL ASSETS............................   $17,648,060    $3,068,439     $2,152,198      $22,868,697
                                                     ===========    ==========     ==========      ===========

                                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable, accrued expenses and other
     current liabilities..........................   $   661,055    $  601,349     $       --      $ 1,262,404
  Current portion of long-term debt...............        30,510        14,391             --           44,901
                                                     -----------    ----------     ----------      -----------
          Total Current Liabilities...............       691,565       615,740             --        1,307,305
Long-term debt....................................     4,875,879     1,406,933         54,038        6,336,850
Liquid Yield Options Notes........................       493,879            --             --          493,879
Deferred income taxes.............................     1,340,070        47,674        (17,870)       1,369,874
Other long-term liabilities.......................       129,256        29,621             --          158,877
Minority interest.................................        17,103         8,702             --           25,805
Temporary equity..................................            --        15,126             --           15,126
Shareholders' Equity:
  Common stock....................................        33,897           664          3,236           37,797
  Additional paid-in capital......................     9,231,175     1,298,926      1,791,033       12,321,134
  Common stock warrants...........................       250,583            --             --          250,583
  Retained earnings (accumulated deficit).........       287,966      (347,048)       347,048          287,966
  Other comprehensive income......................       295,317            --        (33,186)         262,131
  Other...........................................         2,304        (2,041)         2,041            2,304
  Cost of shares held in treasury.................          (934)       (5,858)         5,858             (934)
                                                     -----------    ----------     ----------      -----------
          Total Shareholders' Equity..............    10,100,308       944,643      2,116,030       13,160,981
                                                     -----------    ----------     ----------      -----------
          TOTAL LIABILITIES AND SHAREHOLDERS'
            EQUITY................................   $17,648,060    $3,068,439     $2,152,198      $22,868,697
                                                     ===========    ==========     ==========      ===========

                                  CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 1999

                                                                              JACOR
                                                                            HISTORICAL
                                   CLEAR                                      1/1 TO                      1999 CLEAR
                                  CHANNEL        SFX         PRO FORMA         5/4         PRO FORMA       CHANNEL
                                 HISTORICAL   HISTORICAL   ADJUSTMENTS(B)      1999      ADJUSTMENTS(C)   PRO FORMA
                                 ----------   ----------   --------------   ----------   --------------   ----------
Net revenue....................  $2,678,160   $1,684,355     $  (8,340)      $271,647      $      --      $4,625,822
Operating expenses.............   1,632,115    1,478,813         9,264        192,077             --       3,312,269
Depreciation and
  amortization.................     722,233      142,583        80,104         46,951         47,876       1,039,747
Noncash compensation expense...          --        7,250            --             --             --           7,250
Merger and nonrecurring
  costs........................          --           --            --             --             --              --
Corporate expenses.............      70,146       18,524            --          7,373             --          96,043
                                 ----------   ----------     ---------       --------      ---------      ----------
Operating income (loss)........     253,666       37,185       (97,708)        25,246        (47,876)        170,513
Interest expense...............     192,321      100,825        (5,664)        39,731            927         328,140
Gain on disposition of
  assets.......................     138,659          760            --        130,385       (267,310)          2,494
Gain on disposition of
  representation contracts.....          --           --            --             --             --              --
Other income
  (expense) -- net.............      20,209        6,577            --           (163)            --          26,623
                                 ----------   ----------     ---------       --------      ---------      ----------
Income (loss) before income
  taxes, equity in earnings
  (loss) of nonconsolidated
  affiliates and extraordinary
  item.........................     220,213      (56,303)      (92,044)       115,737       (316,113)       (128,510)
Income tax (expense) benefit...    (150,635)      (1,597)       (2,266)       (52,300)       117,542         (89,256)
                                 ----------   ----------     ---------       --------      ---------      ----------
Income (loss) before equity in
  earnings of nonconsolidated
  affiliates and extraordinary
  item.........................      69,578      (57,900)      (94,310)        63,437       (198,571)       (217,766)
Equity in earnings of
  nonconsolidated affiliates...      16,077           --         4,903             --             --          20,980
                                 ----------   ----------     ---------       --------      ---------      ----------
Net income (loss) before
  extraordinary item...........  $   85,655   $  (57,900)    $ (89,407)      $ 63,437      $(198,571)       (196,786)
                                 ==========   ==========     =========       ========      =========      ==========
Net income (loss) before extraordinary item per common share:
  Basic........................  $     0.27                                                               $    (0.52)
                                 ==========                                                               ==========
  Diluted......................  $     0.26                                                               $    (0.52)
                                 ==========                                                               ==========

                                  CLEAR CHANNEL

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                         SIX MONTHS ENDED JUNE 30, 2000

                                                                                                       2000
                                                           CLEAR                                      CLEAR
                                                          CHANNEL        SFX         PRO FORMA       CHANNEL
                                                         HISTORICAL   HISTORICAL   ADJUSTMENTS(B)   PRO FORMA
                                                         ----------   ----------   --------------   ----------
Net revenue............................................  $1,748,414   $1,034,175      $ (7,250)     $2,775,339
Operating expenses.....................................   1,082,690      945,662        (1,032)      2,027,320
Depreciation and amortization..........................     448,741       97,220        33,119         579,081
Noncash compensation expense...........................          --           --            --              --
Merger, nonrecurring & sys. dev. expenses..............          --      108,566       (13,000)         95,566
Corporate expenses.....................................      52,445       13,670            --          66,115
                                                         ----------   ----------      --------      ----------
Operating income (loss)................................     164,538     (130,943)      (26,337)          7,258
Interest expense.......................................     125,460       73,983        (3,408)        196,035
Gain on disposition of assets..........................          --           --            --              --
Gain on disposition of representation contracts........          --           --            --              --
Other income (expense) -- net..........................       1,624        3,973            --           5,597
                                                         ----------   ----------      --------      ----------
Income (loss) before income taxes, equity in earnings
  (loss) of nonconsolidated affiliates and
  extraordinary item...................................      40,702     (200,953)      (22,929)       (183,180)
Income tax (expense) benefit...........................     (58,472)      (4,300)       (1,363)        (64,135)
                                                         ----------   ----------      --------      ----------
Income before equity in earnings
Income (loss) before equity in earnings (loss) of
  nonconsolidated affiliates and extraordinary item....     (17,770)    (205,253)      (24,292)       (247,315)
Equity in earnings of nonconsolidated affiliates.......       9,603           --           954          10,557
                                                         ----------   ----------      --------      ----------
Net income (loss) before extraordinary item............  $   (8,167)  $ (205,253)     $(23,338)     $ (236,758)
                                                         ==========   ==========      ========      ==========
Net income (loss) before extraordinary item, per common
  share:
  Basic................................................  $    (0.02)                                $    (0.63)
                                                                                                    ==========
  Diluted..............................................  $    (0.02)                                $    (0.63)
                                                                                                    ==========

                                  CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  (IN THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

SFX MERGER

     Clear Channel and SFX unaudited pro forma combined condensed consolidated financial statements reflect the merger with SFX, accounted for as a purchase, as follows:

SFX Class A common shares outstanding less shares held
  in treasury...............................................   63,759,456
Less: Class A shares held by Clear Channel .................   (3,000,000)
                                                              -----------
Adjusted Class A common stock outstanding...................   60,759,456
Share conversion number.....................................         0.60
                                                              -----------
Clear Channel's common stock to be issued to Class A
  holders...................................................   36,455,674
SFX Class B common shares outstanding (1:1 conversion)......    2,545,557
                                                              -----------
Total Clear Channel common stock to be issued in the
  merger....................................................   39,001,231
Estimated value per share (based on the average price
  between February 23, 2000 and March 2, 2000)..............  $   74.0089
                                                              -----------
                                                              $ 2,886,438
Estimated value of common stock options and other equity....      207,421
Historical cost of SFX common shares held by Clear
  Channel...................................................       84,881
Estimated transaction costs.................................       70,000
                                                              -----------
          Total estimated purchase price....................  $ 3,248,740
                                                              ===========

     For purposes of these statements the total estimated purchase price was allocated as follows:

Total estimated purchase price..............................  $3,248,740
Plus -- estimated fair value of long-term debt in excess of
  carrying value, net of deferred loan fees.................     100,641
Less -- SFX net assets at June 30, 2000.....................     944,643
Plus -- Historical cost of SFX investment not purchased.....      21,470
Plus -- elimination of SFX's existing net goodwill and other
  intangible assets.........................................   1,589,865
                                                              ----------
Estimated purchase price allocated to goodwill and other
  intangible assets.........................................  $4,016,073
                                                              ==========

     The estimated purchase price allocated to goodwill and other intangible assets of $4,016,073 will be amortized over a 20 year period using the straight-line method, which will result in annual amortization of $200,804.

     Clear Channel was required to refinance certain outstanding SFX long-term debt.

                                  CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(A) The pro forma merger adjustments at June 30, 2000 are as follows:

                                                                    INCREASE
                                                                   (DECREASE)
                                                                   ----------
(1)  Decrease in cash resulting from estimated merger expenses including a $34.5 million settlement of SFX shareholder
     suits.......................................................  $  (70,000)
(2)  Increase in intangible assets, net equal to the excess
     purchase price of the merger and the elimination of SFX's
     pre-existing intangible assets..............................   2,426,208
(3)  Decrease in equity investment in, and advances to,
     nonconsolidated affiliates resulting from the elimination of
     SFX investments not purchased...............................     (21,470)
(4)  Decrease in other investments resulting from the elimination
     of Clear Channel's investment in SFX common stock...........    (135,937)
(5)  Decrease in other assets resulting from the elimination
     of SFX deferred loan fees...................................     (46,603)
(6)  Increase in long-term debt resulting from the mark-up of
     SFX's debt to fair value in excess of carrying value........      54,038
(7)  Decrease in deferred income taxes resulting from the
     elimination of deferred tax on unrealized gain related to
     Clear Channel's investment in SFX common stock..............     (17,870)
(8)  Increase in common stock to account for Clear Channel common stock given in the merger, net of SFX's outstanding shares,
     at $0.10 par value..........................................       3,236
(9)  Increase in additional paid-in capital to account for Clear
     Channel common stock given in the merger at $74.0089 per
     share less $0.10 par value plus the value of SFX stock
     options included in the merger less SFX's additional paid-in
     capital balance.............................................   1,791,033
(10) Increase in retained earnings (accumulated deficit) to
     eliminate SFX's existing accumulated deficit balance........     347,048
(11) Decrease in other comprehensive income resulting from the elimination of Clear Channel's unrealized gain on their
     investment in SFX common stock..............................     (33,186)
(12) Increase in other equity resulting from the elimination of
     SFX's deferred compensation.................................       2,041
(13) Increase in cost of shares held in treasury resulting from
     the cancelation of SFX's shares held in treasury............       5,858

                                  CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(B) The pro forma merger adjustments for the year ended December 31, 1999 and for the six months ended June 30, 2000 are as follows:

                                                                                                   INCREASE (DECREASE)
                                                                                                        TO INCOME
                                                                                                   --------------------
                                                                                                   12/31/99    6/30/00
                                                                                                   ---------   --------
(14)  Decrease in revenue due to the elimination of services SFX provided to
      Clear Channel and services Clear Channel provided to SFX and the reclassification of earnings from equity method investments out of net revenue (SFX's policy) into equity in earnings of nonconsolidated
      affiliates (Clear Channel's policy)........................................................  $ (8,340)   $ (7,250)
(15)  Change in operating expense due to the elimination of services SFX provided to Clear Channel and services Clear Channel provided to SFX of
      $3,437 and $6,296 for 12/31/99 and 6/30/00, respectively, offset by the increase in operating expenses resulting from change in classification of integration and start-up costs of $12,701 and $5,264 for 12/31/99 and
      6/30/00, respectively, from treatment as depreciation expense (SFX's
      policy) to treatment as operating expense (Clear Channel's policy).........................    (9,264)      1,032
(16)  Increase in amortization expense resulting from the additional goodwill created by the merger, other intangible assets acquired in the merger and a change in the life of intangible assets amortization from an average of
      15 years (SFX's policy) to an average of 20 years (Clear Channel's policy)
      of $92,805 and $38,383 for 12/31/99 and 6/30/00, respectively, partially offset by the reclassification of $12,701 and $5,264 for 12/31/99 and
      6/30/00, respectively, from depreciation expense to operating expense......................   (80,104)    (33,119)
(17)  Decrease in merger and non-recurring costs due to the elimination of
      direct merger related expenses.............................................................        --      13,000
(18)  Decrease in interest expense resulting from the amortization of premium
      on long-term debt resulting from the mark-up to fair value.................................     5,664       3,408
(19)  Increase in income tax expense associated with the tax effect of
      adjustment (16) at Clear Channel's assumed tax rate of 40%.................................    (2,266)     (1,363)
(20)  Increase in equity in earnings (loss) of nonconsolidated affiliates resulting from the reclassification of earnings from equity method investments out of revenue (SFX's policy) into equity in earnings of
      nonconsolidated affiliates (Clear Channel's policy)........................................     4,903         954

                                  CLEAR CHANNEL

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           (IN THOUSANDS OF DOLLARS)

JACOR MERGER

     The Jacor acquisition pro forma adjustments exclude the effect of any divestiture of stations, which were required for regulatory approval, as Clear Channel utilized funds received from divestitures to be reinvested in acquisitions of similar stations in other markets.

     (C) The pro forma merger adjustments for the year ended December 31, 1999 are as follows:

                                                              INCREASE (DECREASE)
                                                                   TO INCOME
                                                              -------------------
(21)  Increase in amortization expense resulting from the
      additional goodwill created by the merger and a change
      in the life of goodwill amortization from 40 years
      (Jacor's policy) to 25 years (Clear Channel's policy).
      This amortization expense results in a permanent
      difference and will not be deductible for federal
      income tax purposes....................................      $ (47,876)
(22)  Increase in interest expense associated with the
      increased long-term debt resulting from the estimated
      merger expenses of $50,000.............................           (927)
(23)  Decrease in gain on disposition of assets as this
      gain is associated directly with the merger of Jacor
      and is a non-recurring item............................       (267,310)
(24)  Decrease in income tax expense associated with the
      tax effect of adjustments (22) and (23) at Clear
      Channel's assumed tax rate of 40%......................        117,542

                                      AMFM

       UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 2000
                           (IN THOUSANDS OF DOLLARS)

                                                       AMFM        PRO FORMA           AMFM
                                                    HISTORICAL    ADJUSTMENTS        PRO FORMA
                                                    -----------   -----------       -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................  $    76,900   $        --       $    76,900
  Accounts receivable, net........................      547,935            --           547,935
  Other current assets............................       61,802            --            61,802
                                                    -----------   -----------       -----------
          Total current assets....................      686,637            --           686,637
Property and equipment, net.......................      445,171            --           445,171
Intangible assets, net............................    9,896,518            --         9,896,518
Other assets:
  Investment in nonconsolidated affiliates........    1,058,154    (1,046,176)(1)        11,978
  Other assets....................................      239,028     1,046,176(1)      1,285,204
                                                    -----------   -----------       -----------
          TOTAL ASSETS............................  $12,325,508   $        --       $12,325,508
                                                    ===========   ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses...........  $   277,494   $        --       $   277,494
Long-term debt....................................    5,742,027            --         5,742,027
Deferred tax liabilities..........................    1,628,643       (28,742)(2)     1,599,901
Other liabilities.................................       49,052            --            49,052
Minority interest.................................        3,192            --             3,192
Stockholders' equity:
  Common stock....................................        2,176            --             2,176
  Additional paid-in capital......................    5,308,725        82,119(2)      5,390,844
  Accumulated deficit.............................     (685,801)      (53,377)(2)      (739,178)
                                                    -----------   -----------       -----------
          Total stockholders' equity..............    4,625,100        28,742         4,653,842
                                                    -----------   -----------       -----------
          TOTAL LIABILITIES AND STOCKHOLDERS'
            EQUITY................................  $12,325,508   $        --       $12,325,508
                                                    ===========   ===========       ===========

                                      AMFM

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   PRO FORMA          CAPSTAR AS       PRO FORMA
                                                                  ADJUSTMENTS        ADJUSTED FOR     ADJUSTMENTS
                                                      LAMAR         FOR THE         THE COMPLETED       FOR THE
                                      AMFM         TRANSACTION       LAMAR             CAPSTAR          CAPSTAR
                                  HISTORICAL(3)   HISTORICAL(4)   TRANSACTION      TRANSACTIONS(8)      MERGER
                                  -------------   -------------   -----------      ----------------   -----------
Net revenues....................   $1,977,888       $(156,627)     $      --          $ 347,290        $(31,397)(9)
Operating expenses..............    1,048,711         (84,583)            --            207,001          (4,221)(9)
Depreciation and amortization...      732,233         (94,062)            --             78,338         (26,832)(9)
                                                                                                        146,977(10)
Noncash compensation expense....        6,443              --             --             20,284              --
Merger and non-recurring
  costs.........................       81,829          (2,154)            --             51,288         (47,510)(11)
Corporate expenses..............       57,559          (6,835)            --             14,026              --
                                   ----------       ---------      ---------          ---------        --------
Operating income (loss).........       51,113          31,007             --            (23,647)        (99,811)
Interest expense................      426,681            (171)       (36,128)(5)         90,075          (9,650)(9)
                                                                                                          1,406(12)
Interest income.................       10,644              --             --                302          (9,650)(9)
Gain on disposition of assets...      221,312             947       (209,970)(6)             --              --
Gain on disposition of
  representation contracts......       18,173              --             --                 --              --
Other income (expense)..........           --              --             --                (46)             --
                                   ----------       ---------      ---------          ---------        --------
Income (loss) before income
  taxes.........................     (125,439)         32,125       (173,842)          (113,466)       (101,217)
Income tax (expense) benefit....        6,391          (8,867)        60,845(7)          26,759          35,426(13)
Dividends and accretion on
  preferred stock of
  subsidiaries..................       11,846              --             --             17,390              --
                                   ----------       ---------      ---------          ---------        --------
Income (loss) before equity in
  net loss of nonconsolidated
  affiliates....................     (130,894)         23,258       (112,997)          (104,097)        (65,791)
Equity in net loss of
  nonconsolidated affiliates....      (27,651)             --             --             (2,444)             --
                                   ----------       ---------      ---------          ---------        --------
Net income (loss)...............     (158,545)         23,258       (112,997)          (106,541)        (65,791)
Preferred stock dividends.......       15,936              --             --                 --              --
                                   ----------       ---------      ---------          ---------        --------
Income (loss) attributable to
  common stockholders...........   $ (174,481)      $  23,258      $(112,997)         $(106,541)       $(65,791)
                                   ==========       =========      =========          =========        ========
Basic and diluted loss per
  common share..................   $    (1.01)
                                   ==========
Weighted-average common shares
  outstanding(20)...............      172,967                                                            28,464
                                   ==========                                                          ========

                                    PRO FORMA
                                    ADJUSTMENTS
                                      FOR THE           OTHER
                                  OTHER COMPLETED     PRO FORMA          AMFM
                                  TRANSACTIONS(14)   ADJUSTMENTS      PRO FORMA
                                  ----------------   -----------      ----------
Net revenues....................      $  (705)        $     --        $2,136,449
Operating expenses..............         (116)              --         1,166,792
Depreciation and amortization...        2,839               --           839,493
Noncash compensation expense....           --               --            26,727
Merger and non-recurring
  costs.........................           --               --            83,453
Corporate expenses..............           --               --            64,750
                                      -------         --------        ----------
Operating income (loss).........       (3,428)              --           (44,766)
Interest expense................        3,009           28,665(15)       503,887
Interest income.................           --               --             1,296
Gain on disposition of assets...           --               --            12,289
Gain on disposition of
  representation contracts......           --               --            18,173
Other income (expense)..........           --               --               (46)
                                      -------         --------        ----------
Income (loss) before income
  taxes.........................       (6,437)         (28,665)         (516,941)
Income tax (expense) benefit....        2,253           10,033(16)       132,840
Dividends and accretion on
  preferred stock of
  subsidiaries..................           --          (29,236)(17)           --
                                      -------         --------        ----------
Income (loss) before equity in
  net loss of nonconsolidated
  affiliates....................       (4,184)          10,604          (384,101)
Equity in net loss of
  nonconsolidated affiliates....           --           23,008(18)        (7,087)
                                      -------         --------        ----------
Net income (loss)...............       (4,184)          33,612          (391,188)
Preferred stock dividends.......           --          (15,936)(19)           --
                                      -------         --------        ----------
Income (loss) attributable to
  common stockholders...........      $(4,184)        $ 49,548        $ (391,188)
                                      =======         ========        ==========
Basic and diluted loss per
  common share..................                                      $    (1.82)
                                                                      ==========
Weighted-average common shares
  outstanding(20)...............                        13,792           215,223
                                                      ========        ==========

                                      AMFM

  UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 OTHER
                                                                  AMFM         PRO FORMA          AMFM
                                                              HISTORICAL(5)   ADJUSTMENTS      PRO FORMA
                                                              -------------   -----------      ----------
Net revenues................................................   $1,159,171       $    --        $1,159,171
Operating expenses..........................................      626,573            --           626,573
Depreciation and amortization...............................      435,485            --           435,485
Noncash compensation expense................................       35,835            --            35,835
Merger and non-recurring costs..............................       18,946            --            18,946
Corporate expenses..........................................       29,312            --            29,312
                                                               ----------       -------        ----------
Operating income (loss).....................................       13,020            --            13,020
Interest expense............................................      243,805        (1,087)(15)      242,718
Interest income.............................................        1,128            --             1,128
Gain on disposition of assets...............................       31,104            --            31,104
Gain on disposition of representation contracts.............       16,989            --            16,989
                                                               ----------       -------        ----------
Income (loss) before income taxes...........................     (181,564)        1,087          (180,477)
Income tax (expense) benefit................................       20,516          (380)(16)       20,136
Credit on preferred stock of subsidiary.....................        3,310        (3,310)(17)           --
                                                               ----------       -------        ----------
Income (loss) before equity in net loss of nonconsolidated
  affiliates................................................     (157,738)       (2,603)         (160,341)
Equity in net loss of nonconsolidated affiliates............      (47,089)       40,707(18)        (6,382)
                                                               ----------       -------        ----------
Net income (loss)...........................................     (204,827)       38,104          (166,723)
Preferred stock dividends...................................          321          (321)(19)           --
                                                               ----------       -------        ----------
Income (loss) attributable to common stockholders...........     (205,148)       38,425          (166,723)
                                                               ==========       =======        ==========
Basic and diluted loss per common share.....................        (0.95)                          (0.77)
                                                               ==========                      ==========
Weighted-average common shares outstanding(22)..............      216,113           635           216,748
                                                               ==========       =======        ==========

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                           (IN THOUSANDS OF DOLLARS)

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

     (1) As a condition for approval from the Department of Justice for the merger with Clear Channel, AMFM is prohibited from exercising any governance rights over Lamar. Since AMFM may no longer exercise significant influence over the operations of Lamar, AMFM's investment in Lamar will be accounted for using the cost method instead of the equity method subsequent to the merger date. This adjustment reclassifies AMFM's investment in Lamar from an equity method investment to a cost method investment.

     (2) Reflects the adjustments to record (1) estimated stock option compensation expense of $38,064, net of a tax benefit of $20,497, relating to certain executive stock options which became exercisable upon the Clear Channel merger and (2) estimated charges of $15,313, net of a tax benefit of $8,245, related to amendments made to AMFM's stock option plans on July 5, 2000 to provide that all unvested options will accelerate and vest for employees terminated as a result of the Clear Channel merger.

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     (3) AMFM began operating KKFR-FM and KFYI-AM in Phoenix under a time brokerage agreement effective November 5, 1998. Therefore, the results of operations of KKFR-FM and KFYI-AM are included in AMFM's historical operations for the year ended December 31, 1999.

         AMFM entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM in Chicago effective September 10, 1998. Therefore, substantially all of the results of operations of WMVP-AM are excluded from AMFM's historical operations for the year ended December 31, 1999.

     (4) On September 15, 1999, AMFM completed the sale to Lamar of all of the outstanding common stock of the subsidiaries which held all of AMFM's assets used in its outdoor advertising business. AMFM received net cash proceeds of approximately $700,000 and 26,227,273 shares of class A common stock, par value $.01 per share, of Lamar. This adjustment removes the historical results of operations of AMFM's outdoor advertising business.

     (5) Reflects the net decrease in interest expense of $36,128 for the year ended December 31, 1999 in connection with the additional bank borrowings related to the outdoor advertising acquisitions completed during 1999 and the paydown of debt resulting from the net proceeds of $700,000 received from Lamar.

     (6) Reflects the elimination of the nonrecurring gain of $209,970 incurred in connection with AMFM's sale of its outdoor advertising business.

     (7) Reflects the tax effect of the pro forma adjustments.

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

ADJUSTMENTS TO CAPSTAR'S HISTORICAL CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS

     (8) Capstar's historical condensed consolidated statement of operations for the period from January 1 to July 13, 1999 and pro forma adjustments are summarized below:

PERIOD FROM JANUARY 1                              CAPSTAR      PRO FORMA       CAPSTAR
TO JULY 13, 1999                                  HISTORICAL   ADJUSTMENTS     PRO FORMA
---------------------                             ----------   -----------     ---------
Net revenues....................................  $ 347,290       $  --        $ 347,290
Operating expenses..............................    207,001          --          207,001
Depreciation and amortization...................     78,338          --           78,338
Noncash compensation expense....................     20,284          --           20,284
LMA fees........................................        387        (387)(A)           --
Merger and non-recurring costs..................     51,288          --           51,288
Corporate expenses..............................     14,026          --           14,026
                                                  ---------       -----        ---------
Operating income................................    (24,034)        387          (23,647)
Interest expense................................     90,075          --           90,075
Interest income.................................        302          --              302
Other income (expense)..........................        (46)         --              (46)
                                                  ---------       -----        ---------
Income (loss) before income taxes...............   (113,853)        387         (113,466)
Income tax (expense) benefit....................     26,894        (135)(B)       26,759
Dividends and accretion on preferred stock of
  subsidiary....................................     17,390          --           17,390
                                                  ---------       -----        ---------
Income (loss) before equity in net loss of
  nonconsolidated affiliates....................   (104,349)        252         (104,097)
Equity in net loss of nonconsolidated
  affiliates....................................     (2,444)         --           (2,444)
                                                  ---------       -----        ---------
Income (loss) attributable to common
  stockholders..................................  $(106,793)      $ 252        $(106,541)
                                                  =========       =====        =========

---------------

(A) Reflects the elimination of $387 of time brokerage (LMA) fees paid by Capstar for the period from January 1 to July 13, 1999 related to acquired radio stations that were previously operated under time brokerage agreements.

(B)  Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS RELATED TO THE CAPSTAR MERGER

     (9) Reflects the elimination of intercompany transactions between AMFM and Capstar for AMFM's media representation services provided to Capstar, Capstar's participation in The AMFM Radio Networks, fees paid by AMFM to Capstar under time brokerage (LMA) agreements and interest on Capstar's note payable to AMFM of $150,000 for the period from January 1 to July 13, 1999.

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

     (10) Reflects incremental amortization related to the Capstar merger and is based on the allocation of the total consideration as follows:

                                                                PERIOD FROM
                                                               JANUARY 1 TO
                                                               JULY 13, 1999
                                                               -------------
Amortization expense on $5,892,486 of intangible assets.....     $210,602
Less: historical amortization expense.......................      (63,625)
                                                                 --------
Adjustment for net increase in amortization expense.........     $146,977
                                                                 ========

        Historical depreciation expense of Capstar as adjusted for the completed Capstar transactions is assumed to approximate depreciation expense on a pro forma basis.

     (11) Reflects the elimination of financial advisory and other expenses of Capstar in connection with the Capstar merger of $47,510 for the period from January 1 to July 13, 1999.

     (12) Reflects the adjustment to record interest expense of $1,406 for the year ended December 31, 1999 on additional bank borrowings related to estimated financial advisors, legal, accounting and other professional fees incurred by AMFM and Capstar.

     (13) Reflects the tax effect of the pro forma adjustments.

ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS RELATED TO THE OTHER COMPLETED TRANSACTIONS

     On April 16, 1999, AMFM sold WMVP-AM in Chicago to ABC, Inc. for $21,000 in cash. AMFM entered into a time brokerage agreement to sell substantially all of the broadcast time of WMVP-AM effective September 10, 1998.

     On July 1, 1999, AMFM acquired KKFR-FM and KFYI-AM in Phoenix from The Broadcast Group, Inc. for $90,000 in cash. AMFM began operating KKFR-FM and KFYI-AM under a time brokerage agreement effective November 5, 1998.

     (14) The combined condensed statement of operations for the other completed transactions for the year ended December 31, 1999 is summarized below:

                                                CHICAGO          PRO FORMA
                                              DISPOSITION     ADJUSTMENTS FOR        OTHER
YEAR ENDED                                    HISTORICAL    THE OTHER COMPLETED    COMPLETED
DECEMBER 31, 1999                              1/1-4/16        TRANSACTIONS       TRANSACTIONS
-----------------                             -----------   -------------------   ------------
Net revenues................................     $(705)           $    --           $  (705)
Operating expenses..........................      (116)                --              (116)
Depreciation and amortization...............        --              2,839(a)          2,839
                                                 -----            -------           -------
Operating income (loss).....................      (589)            (2,839)           (3,428)
Interest expense............................        --              3,009(b)          3,009
                                                 -----            -------           -------
Income (loss) before income taxes...........      (589)            (5,848)           (6,437)
Income tax (expense) benefit................        --              2,253(c)          2,253
                                                 -----            -------           -------
Income (loss)...............................     $(589)           $(3,595)          $(4,184)
                                                 =====            =======           =======

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

(a) Reflects incremental amortization related to the assets acquired in the Phoenix acquisition and is based on the allocation of the total consideration as follows:

                              INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
YEAR ENDED                    AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
DECEMBER 31, 1999              PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
-----------------             ------------   ----------   ------------   ------------   ----------
Phoenix acquisition.........     1/1-7/1      $85,160        $2,839          $ --         $2,839

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the acquisition was not completed.

     Historical depreciation expense for the Phoenix acquisition is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(b)   Reflects the adjustment to interest expense as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Additional bank borrowings related to other completed
  transactions..............................................       $69,000
                                                                   -------
Interest expense at 7.75%...................................         5,348
Less: historical interest expense recognized subsequent to
  the completed transaction.................................         2,339
                                                                   -------
Net increase in interest expense............................       $ 3,009
                                                                   =======

(c)   Reflects the tax effect of the pro forma adjustments.

     (15) Reflects (i) the net decrease in interest expense resulting from the November 19, 1999 refinancing of the existing credit agreements of two of AMFM's subsidiaries into a single new credit agreement with an estimated average interest rate of 7.75%, (ii) the net decrease in interest expense related to the purchase of $293,641 of aggregate principal amount of AMFM's 10 3/4% Senior Subordinated Notes due 2006 and estimated fees and expenses pursuant to a tender offer which was completed on November 12, 1999, funded with borrowings under the credit agreement, (iii) the net decrease in interest expense related to the purchase of $200,000 of aggregate principal amount of AMFM's 9 3/8% Senior Subordinated Notes due 2004 and estimated fees and expenses which was completed on February 15, 2000, funded with borrowings under the credit agreement, (iv) the net decrease in interest expense related to the purchase of $99,400 aggregate principal amount of AMFM's 10 1/2% Senior Subordinated Notes due 2007 and estimated fees and expenses which was completed on June 2, 2000, funded with borrowings under the credit agreement, (v) the net increase in interest expense related to the exchange of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock of AMFM for 12 5/8% Senior Subordinated Exchange Debentures due 2006 on November 23, 1999 and (vi) the net increase in interest expense related to the exchange of the 12% Senior Exchangeable Preferred Stock of AMFM for 12% Subordinated Exchange Debentures due 2009 completed effective January 1, 2000.

     (16) Reflects the tax effect of the pro forma adjustments.

     (17) Reflects the elimination of 1999 dividends and credit on exchange of preferred stock of subsidiary for the six months ended June 30, 2000 related to the exchange of the 12 5/8% Series E Cumulative Exchangeable Preferred Stock of AMFM for 12 5/8% Senior Subordinated Exchange Debentures due 2006 completed on November 23, 1999 and the exchange of the 12%

                                      AMFM

                     NOTES TO UNAUDITED PRO FORMA COMBINED
          CONDENSED CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)

          Senior Exchangeable Preferred Stock of AMFM for 12% Subordinated Exchange Debentures due 2009 completed effective January 1, 2000.

     (18) As a condition for approval of the merger with Clear Channel from the Department of Justice, AMFM is prohibited from exercising any governance rights over Lamar. Since AMFM may no longer exercise significant influence over the operations of Lamar, AMFM's investment in Lamar will be accounted for using the cost method instead of the equity method subsequent to the merger date. This adjustment removes the historical equity in losses of Lamar of $23,008 for the year ended December 31, 1999 and $40,707 for the six months ended June 30, 2000.

     (19) Reflects the elimination of preferred stock dividends related to (i) the conversion of AMFM's $3.00 Convertible Exchangeable Preferred Stock to AMFM common stock on August 24, 1999, pursuant to a notice of redemption issued to holders and (ii) the conversion of AMFM's 7% Convertible Preferred Stock to AMFM common stock on January 19, 2000 pursuant to a notice of redemption issued to holders.

     (20) The pro forma combined loss per common share data is computed by dividing pro forma loss attributable to common stockholders by the weighted-average common shares assumed to be outstanding. A summary of shares used in the pro forma combined loss per common share calculation follows:

                                                  YEAR ENDED       SIX MONTHS ENDED
                                               DECEMBER 31, 1999    JUNE 30, 2000
                                               -----------------   ----------------
                                                          (IN THOUSANDS)
Historical weighted-average shares
  outstanding................................       172,967            216,113
Incremental weighted-average shares relating
  to:
  53,553,966 shares of common stock issued in
     connection with the Capstar merger on
     July 13, 1999...........................        28,464                 --
  11,979,800 shares of common stock issued
     upon the conversion of AMFM's $3.00
     Convertible Exchangeable Preferred Stock
     on August 24, 1999......................         7,713                 --
  6,079,088 shares of common stock issued
     upon the conversion of AMFM's 7%
     Convertible Preferred Stock on January
     19, 2000................................         6,079                635
                                                    -------            -------
Shares used in the pro forma combined
  earnings per share calculation.............       215,223            216,748
                                                    =======            =======

Item 7(c) Exhibits.

              2.1 Agreement and Plan of Merger dated as of October 2, 1999, among Clear Channel, CCU Merger Sub, Inc. and AMFM Inc. (incorporated by reference to the exhibits of the Company's Current Report on Form 8-K filed October 5, 1999.)

             10.1 Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters Co., Capstar Radio Operating Company, Capstar TX Limited Partnership, AMFM Ohio, Inc., and AMFM Radio Licenses LLC, (the "Seller") and Chase Radio Properties, LLC, (the "Buyer") dated March 3, 2000.

             10.2 Amendment to Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters Co., Capstar Radio Operating Company, Capstar TX Limited Partnership, AMFM Ohio, Inc., and AMFM Radio Licenses LLC, (the "Seller") and Chase Radio Properties, LLC, (the "Buyer") dated March 14, 2000.

             10.3 Second Amendment to Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters Co., Capstar Radio Operating Company, Capstar TX Limited Partnership, AMFM Ohio, Inc., and AMFM Radio Licenses LLC, (the "Seller") and Chase Radio Properties, LLC, (the "Buyer") dated July 10, 2000.

             10.4 Third Amendment to Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters Co., Capstar Radio Operating Company, Capstar TX Limited Partnership, AMFM Ohio, Inc., and AMFM Radio Licenses LLC, (the "Seller") and Chase Radio Properties, LLC, (the "Buyer") dated July 17, 2000.

             10.5 Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters Co., Capstar Radio Operating Company, Capstar TX Limited Partnership, AMFM Texas Broadcasting, LP and AMFM Texas Licenses Limited Partnership, (the "Seller") and Cox Radio, lnc. and CXR Holdings, Inc. (the "Buyer") dated March 3, 2000.

             10.6 Asset Purchase Agreement between Capstar Radio Operating Company and Capstar TX Limited Partnership, (the "Seller") and Cumulus Broadcasting, Inc. and Cumulus Licensing Corp. (the "Buyer") dated March 5, 2000.

             10.7 Asset Exchange Agreement between Capstar Radio Operating Company and Capstar TX Limited Partnership, (the "Seller") and Cumulus Broadcasting, Inc. and Cumulus Licensing Corp. (the "Exchange Party") dated March 5, 2000.

             10.8 Amendment to Asset Exchange Agreement between Capstar Radio Operating Company and Capstar TX Limited Partnership, (the "Seller") and Cumulus Broadcasting, Inc. and Cumulus Licensing Corp. (the "Exchange Party") dated June 5, 2000.

             10.9 Second Amendment to Asset Exchange Agreement between Capstar Radio Operating Company and Capstar TX Limited Partnership, (the "Seller") and Cumulus Broadcasting, Inc., Cumulus Licensing Corp. and Cumulus Wireless Services, Inc. (the "Exchange Party") dated July 17, 2000.

             10.10 Asset Purchase Agreement between AMFM Houston, Inc., AMFM Ohio, Inc. and AMFM Radio Licenses, LLC, (the "Seller") and Emmis Communications Corporation. (the "Buyer") dated June 19, 2000.

             10.11 Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc. and Citicasters Co., (the "Seller") and Inner City Broadcasting Corporation, (the "Buyer") dated March 6, 2000.

             10.12 Asset Purchase Agreement between Clear Channel Broadcasting Licenses, Inc. and Pecan Partners, Ltd. dated March 7, 2000.

             10.13 Asset Purchase Agreement between Capstar TX Limited Partnership, (the "Seller") and Saga Communications of New England, Inc., (the "Buyer") dated March 6, 2000.

             10.14 Asset Purchase Agreement between Capstar TX Limited Partnership and Salem Communications Corporation dated March 5, 2000.

             10.15 Asset Purchase Agreement between Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc., (the "Seller") and Secret 3 LLC, (the "Buyer") dated July 14, 2000.

             10.16 Asset Purchase Agreement between Citicasters Co., (the "Seller") and Entravision Communications Corporation, (the "Buyer") dated February 29, 2000.

             10.17 Asset Exchange Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Capstar Radio Operating Company and Capstar TX Limited Partnership, (the "Seller") and Barnstable Broadcasting, Inc., OBC Broadcasting, Inc. and Two Rivers Broadcasting Limited Partnership, (the "Buyer") dated March 7, 2000.

             10.18 Amended and Restated Asset Purchase Agreement between Citicasters Co., (the "Seller") and Rodriguez Communications, Inc., (the "Buyer") dated March 7, 2000.

             10.19 Asset Purchase Agreement between Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc., (the "Seller") and Genesis Communications I, Inc., (the "Buyer") dated April 25, 2000.

             10.20 Asset Purchase Agreement between Clear Channel Broadcasting, Inc., Clear Channel Broadcasting Licenses, Inc., Capstar TX Limited Partnership, AMFM Ohio, Inc., Cleveland Radio Licenses LLC, AMFM San Diego, Inc., AMFM Houston, Inc., AMFM Radio Licenses, LLC and Zebra Broadcasting Corporation, (the "Seller") and CBS Radio, Inc. (the "Buyer") dated March 3, 2000.

            SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Clear Channel Communications, Inc.

            September 6, 2000


                                                  By /s/  HERBERT W. HILL, JR.
                                                    ----------------------------
                                                  Herbert W. Hill, Jr.
                                                  Senior Vice President/
                                                  Chief Accounting Officer

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
  2.1        Agreement and Plan of Merger dated as of October 2, 1999,
             among Clear, CCU Merger Sub, Inc. (incorporated by reference to the exhibits of the Company's Current Report on Form 8-K filed October 5, 1999.)

 10.1        Asset Purchase Agreement between Clear Channel Broadcasting,
             Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters
             Co., Capstar Radio Operating Company, Capstar TX Limited
             Partnership, AMFM Ohio, Inc., and AMFM Radio Licenses LLC,
             (the "Seller") and Chase Radio Properties, LLC, (the "Buyer") dated March 3, 2000.

 10.2        Amendment to Asset Purchase Agreement between Clear Channel
             Broadcasting, Inc., Clear Channel Broadcasting Licenses,
             Inc., Citicasters Co., Capstar Radio Operating Company,
             Capstar TX Limited Partnership, AMFM Ohio, Inc., and AMFM
             Radio Licenses LLC, (the "Seller") and Chase Radio
             Properties, LLC, (the "Buyer") dated March 14, 2000.

 10.3        Second Amendment to Asset Purchase Agreement between Clear
             Channel Broadcasting, Inc., Clear Channel Broadcasting
             Licenses, Inc., Citicasters Co., Capstar Radio Operating
             Company, Capstar TX Limited Partnership, AMFM Ohio, Inc., and
             AMFM Radio Licenses LLC, (the "Seller") and Chase Radio
             Properties, LLC, (the "Buyer") dated July 10, 2000.

 10.4        Third Amendment to Asset Purchase Agreement between Clear
             Channel Broadcasting, Inc., Clear Channel Broadcasting
             Licenses, Inc., Citicasters Co., Capstar Radio Operating
             Company, Capstar TX Limited Partnership, AMFM Ohio, Inc., and
             AMFM Radio Licenses LLC, (the "Seller") and Chase Radio
             Properties, LLC, (the "Buyer") dated July 17, 2000.

 10.5        Asset Purchase Agreement between Clear Channel Broadcasting,
             Inc., Clear Channel Broadcasting Licenses, Inc., Citicasters
             Co., Capstar Radio Operating Company, Capstar TX Limited
             Partnership, AMFM Texas Broadcasting, LP and AMFM Texas
             Licenses Limited Partnership, (the "Seller") and Cox Radio, lnc. and CXR Holdings, Inc. (the "Buyer") dated March 3,
             2000.

 10.6        Asset Purchase Agreement between Capstar Radio Operating
             Company and Capstar TX Limited Partnership, (the "Seller") and Cumulus Broadcasting, Inc. and Cumulus Licensing Corp.
             (the "Buyer") dated March 5, 2000.

 10.7        Asset Exchange Agreement between Capstar Radio Operating
             Company and Capstar TX Limited Partnership, (the "Seller") and Cumulus Broadcasting, Inc. and Cumulus Licensing Corp.
             (the "Exchange Party") dated March 5, 2000.

 10.8        Amendment to Asset Exchange Agreement between Capstar Radio
             Operating Company and Capstar TX Limited Partnership, (the
             "Seller") and Cumulus Broadcasting, Inc. and Cumulus
             Licensing Corp. (the "Exchange Party") dated June 5, 2000.

 10.9        Second Amendment to Asset Exchange Agreement between Capstar
             Radio Operating Company and Capstar TX Limited Partnership,
             (the "Seller") and Cumulus Broadcasting, Inc., Cumulus
             Licensing Corp. and Cumulus Wireless Services, Inc. (the
             "Exchange Party") dated July 17, 2000.

            EXHIBIT
              NO.              DESCRIPTION
            -------            -----------
             10.10    Asset purchase agreement between AMFM Houston, Inc., AMFM
                      Ohio, Inc. and AMFM Radio Licenses, LLC, (the "Seller")
                      and Emmis Communications Corporation. (the "Buyer") dated
                      June 19, 2000.

             10.11    Asset purchase agreement between Clear Channel
                      Broadcasting, Inc., Clear Channel Broadcasting Licenses,
                      Inc. and Citicasters Co., (the "Seller") and Inner City
                      Broadcasting Corporation, (the "Buyer") dated March 6,
                      2000.

             10.12    Asset purchase agreement between Clear Channel
                      Broadcasting Licenses, Inc. and Pecan Partners, Ltd. dated
                      March 7, 2000.

             10.13    Asset purchase agreement between Capstar TX Limited
                      Partnership, (the "Seller") and Saga Communications of New
                      England, Inc., (the "Buyer") dated March 6, 2000.

             10.14    Asset purchase agreement between Capstar TX Limited
                      Partnership and Salem Communications Corporation dated
                      March 5, 2000.

             10.15    Asset purchase agreement between Clear Channel
                      Broadcasting, Inc. and Clear Channel Broadcasting
                      Licenses, Inc., (the "Seller") and Secret 3 LLC, (the
                      "Buyer") dated July 14, 2000.

             10.16    Asset Purchase Agreement between Citicasters Co., (the
                      "Seller") and Entravision Communications Corporation, (the
                      "Buyer") dated February 29, 2000.

             10.17    Asset Exchange Agreement between Clear Channel
                      Broadcasting, Inc., Clear Channel Broadcasting Licenses,
                      Inc., Capstar Radio Operating Company and Capstar TX
                      Limited Partnership, (the "Seller") and Barnstable
                      Broadcasting, Inc., OBC Broadcasting, Inc. and Two Rivers
                      Broadcasting Limited Partnership, (the "Buyer") dated
                      March 7, 2000.

             10.18    Amended and Restated Asset Purchase Agreement between
                      Citicasters Co., (the "Seller") and Rodriguez
                      Communications, Inc., (the "Buyer") dated March 7, 2000.

             10.19    Asset Purchase Agreement between Clear Channel
                      Broadcasting, Inc. and Clear Channel Broadcasting
                      Licenses, Inc., (the "Seller") and Genesis Communications
                      I, Inc., (the "Buyer") dated April 25, 2000.

             10.20    Asset Purchase Agreement between Clear Channel
                      Broadcasting, Inc., Clear Channel Broadcasting Licenses,
                      Inc., Capstar TX Limited Partnership, AMFM Ohio, Inc.,
                      Cleveland Radio Licenses LLC, AMFM San Diego, Inc., AMFM
                      Houston, Inc., AMFM Radio Licenses, LLC and Zebra
                      Broadcasting Corporation, (the "Seller") and CBS Radio,
                      Inc. (the "Buyer") dated March 3, 2000.